UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Panacos Pharmaceuticals, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PANACOS PHARMACEUTICALS, INC.

134 Coolidge Avenue

Watertown, Massachusetts 02472

Dear Stockholder:

We cordially invite you to attend the 2007 annual meeting of stockholders of Panacos Pharmaceuticals, Inc. The annual meeting will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts on June 12, 2007 at 10:00 a.m. local time for the following purposes:

1.	To elect three Class III Directors to serve until the 2010 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To approve a proposed amendment to the Panacos Pharmaceuticals, Inc. certificate of incorporation to reduce the number of authorized shares of common stock.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.	To consider any and all other matters that may properly come before the annual meeting or any adjournment thereof.

The proposals are discussed in more detail in the attached proxy statement. Please read the attached proxy statement carefully. Only stockholders who owned shares at the close of business on April 23, 2007, the record date set by our Board of Directors for the annual meeting, are entitled to attend and vote at the annual meeting or any adjournment of the annual meeting.

You are urged to attend the annual meeting in person, but, if you are unable to do so, the Board of Directors would appreciate the prompt return of the enclosed proxy card, dated and signed or, if your proxy card or voting instruction form so indicates, your prompt vote electronically via the Internet or telephone. We encourage you to vote electronically if you have that option. You may revoke your proxy at any time before it is exercised, and your proxy will not be exercised if you attend the annual meeting and vote in person.

Sincerely,

Alan W. Dunton, M.D.

Chief Executive Officer

Watertown, Massachusetts

April 30, 2007

YOUR VOTE IS IMPORTANT.

PLEASE VOTE YOUR PROXY PROMPTLY.

PANACOS PHARMACEUTICALS, INC.

134 Coolidge Avenue

Watertown, Massachusetts 02472

NOTICE OF 2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2007

TIME:	10:00 a.m. local time

DATE:	June 12, 2007

PLACE:	Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, Massachusetts 02111

PURPOSES:

1.	To elect three Class III Directors to serve until the 2010 annual meeting of stockholders or until their successors are duly elected and qualified.

2.	To approve a proposed amendment to the Panacos Pharmaceuticals, Inc. certificate of incorporation to reduce the number of authorized shares of common stock.

3.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

4.	To consider any and all other matters that may properly come before the annual meeting or any adjournment thereof.

WHO MAY VOTE:

You may vote if you were the record owner of Panacos Pharmaceuticals, Inc. common stock at the close of business on April 23, 2007. A list of stockholders of record will be available at the annual meeting and during the 10 days prior to the annual meeting at the office of the Secretary at the above listed address for Panacos Pharmaceuticals, Inc.

Watertown, Massachusetts

April 30, 2007

By Order of the Board of Directors

Peyton J. Marshall, Ph.D.

Secretary

PANACOS PHARMACEUTICALS, INC.

134 COOLIDGE AVENUE

WATERTOWN, MASSACHUSETTS 02472

PROXY STATEMENT FOR THE PANACOS PHARMACEUTICALS, INC.

2007 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 12, 2007

GENERAL INFORMATION AND QUESTIONS AND ANSWERS

ABOUT THESE PROXY MATERIALS

AND THE ANNUAL MEETING

General Information

This proxy statement is being provided and the accompanying proxy is being solicited by our Board of Directors for use at the annual meeting of stockholders of Panacos Pharmaceuticals, Inc. to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts on June 12, 2007 at 10:00 a.m. local time, or at any adjournment or postponement of the annual meeting, for the purposes set forth in this proxy statement. This proxy statement and notice of annual meeting of stockholders contains important information for you to consider when deciding how to vote on the matters before the annual meeting.

Our Board of Directors has set April 23, 2007 as the record date for the annual meeting. Stockholders who owned shares of common stock of Panacos Pharmaceuticals, Inc. on that date are entitled to vote at and attend the annual meeting. Each share is entitled to one vote. There were 53,149,647 shares of common stock of Panacos Pharmaceuticals, Inc. outstanding as of the record date.

Voting materials, which include this proxy statement and the proxy card, will be mailed to stockholders on or about May 7, 2007. Our principal executive office is located at 134 Coolidge Avenue, Watertown, Massachusetts 02472, and our telephone number is (617) 926-1551.

Solicitation

We have retained The Altman Group to assist us in the solicitation of proxies and we will bear the cost of solicitation of proxies, including expenses in connection with preparing and mailing this proxy statement. We will furnish copies of solicitation materials to brokerage houses, fiduciaries and custodians to forward to beneficial owners of our common stock held in their names. In addition, we will reimburse brokerage firms and other persons representing beneficial owners of stock for their expenses in forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone and personal solicitation by our directors, officers and other employees. No additional compensation will be paid to our directors, officers or other employees for such services.

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Why am I receiving this proxy statement?

This proxy statement describes the proposals on which the Board of Directors of Panacos Pharmaceuticals, Inc. would like you, as a stockholder, to vote at the annual meeting of the stockholders of the Company, which will take place on June 12, 2007. The proxy statement and the accompanying notice of annual meeting also summarizes the information you need to know to make an informed decision.

In this proxy statement, we refer to the current Panacos Pharmaceuticals, Inc. as the “Company,” “Panacos,” “we” or “us.” In March 2005, V.I. Technologies, Inc. merged with Panacos Pharmaceuticals, Inc., a private company founded in 1999. Following the merger, the combined company was known as V.I. Technologies, Inc. until the name was changed to Panacos Pharmaceuticals, Inc. in August 2005. References to the “former Panacos” below are to the private company.

Who can vote at the annual meeting of stockholders?

Stockholders who owned shares of our common stock on April 23, 2007, may attend and vote at the annual meeting. Each share is entitled to one vote. There were 53,149,647 shares of the Company’s common stock outstanding on April 23, 2007. Information about the stockholdings of our directors, executive officers, and significant stockholders is contained in the section of this proxy statement entitled “Security Ownership of Certain Beneficial Owners and Management” on pages 10-11 of this proxy statement.

What am I voting on?

We are asking stockholders to vote on the following matters:

•	To elect three Class III Directors to serve until the 2010 annual meeting of stockholders or until their successors are duly elected and qualified;

•	To approve a proposed amendment to our certificate of incorporation to reduce the number of authorized shares of common stock; and

•	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

The Board of Directors has adopted resolutions recommending each of these proposals. We will also transact any other business that properly comes before the annual meeting.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote “FOR” the proposals.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares in an account at a brokerage firm, bank or other nominee holder, rather than holding share certificates in their own name. As summarized

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below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If on April 23, 2007 your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are a stockholder of record who may vote at the annual meeting, and we are sending these proxy materials directly to you. As the stockholder of record, you have the right to direct the voting of your shares by returning the enclosed proxy card to us or to vote in person at the annual meeting. Stockholders of record may also submit their proxies through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions or by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions or by voting in person at the annual meeting. Whether or not you plan to attend the annual meeting, please complete, date, sign and mail the enclosed proxy card or vote electronically via the Internet or telephone to ensure that your vote is counted. You are encouraged to vote electronically if you have that option.

Beneficial Owner

If on April 23, 2007 your shares were held in an account at a brokerage firm or at a bank or other nominee holder, you are considered the beneficial owner of shares held “in street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered the stockholder of record for purposes of voting at the annual meeting. As the beneficial owner, you have the right to direct your broker on how to vote your shares and to attend the annual meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting unless you receive a valid proxy from your brokerage firm, bank or other nominee holder. To obtain a valid proxy, you must make an annual request of your brokerage firm, bank or other nominee holder. If you do not make this request, you can still vote by using the voting instruction card enclosed with this proxy statement; however, you will not be able to vote in person at the annual meeting.

What is the proxy card?

The proxy card enables you to appoint Dr. Alan M. Dunton, Chief Executive Officer of the Company, and Dr. Peyton J. Marshall, Executive Vice President and Chief Financial Officer of the Company and our Secretary, as your representative at the annual meeting. By completing and returning the proxy card, you are authorizing Dr. Dunton and Dr. Marshall to vote your shares at the annual meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the annual meeting. Even if you plan to attend the annual meeting, it is a good idea to complete and return your proxy card before the annual meeting date just in case your plans change. If a proposal comes up for vote at the annual meeting that is not on the proxy card, either Dr. Dunton or Dr. Marshall will vote your shares, under your proxy, according to his best judgment.

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If your proxy card or instructions form so indicates, you may submit your proxy electronically via the Internet or telephone. You are encouraged to vote electronically, if you have that option.

How do I vote?

(1)	You may vote by mail.

You may vote by mail by completing, signing and dating your proxy card and returning it in the enclosed, postage-paid and addressed envelope. If you mark your voting instructions on the proxy card, your shares will be voted:

•	as you instruct, and

•	according to the best judgment of Dr. Dunton or Dr. Marshall if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

If you return a signed card, but do not provide voting instructions, your shares will be voted:

•	to approve the election of the Class III Directors;

•	to approve the proposed amendment to our certificate of incorporation to reduce the number of authorized shares of common stock;

•	to ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

•	according to the best judgment of Dr. Dunton or Dr. Marshall if a proposal comes up for a vote at the annual meeting that is not on the proxy card.

(2)	You may vote by telephone.

Stockholders of record may submit their proxies by telephone by calling the toll-free number 1-800-PROXIES and following the recorded instructions.

(3)	You may vote through the Internet.

Stockholders of record may submit their proxies through the Internet by visiting a website established for that purpose at www.voteproxy.com and following the instructions. You are encouraged to vote electronically.

Most beneficial owners whose stock is held in street name receive voting instruction forms from their banks, brokers or other agents, rather than the Company’s proxy card. A number of brokers and banks are participating in a program provided through ADP Investor Communication Services that offers telephone and Internet voting options. If your shares are held in an account with a broker or bank participating in the ADP Investor Communication Services program, you may vote those shares telephonically by calling the telephone number shown on the voting form received from your broker or bank, or via the Internet at ADP Investor Communication Services’ voting website. Votes submitted via the Internet or by telephone must be received by 2:00 p.m. Eastern

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Standard Time, on June 11, 2007. Submitting your vote via the Internet or by telephone will not affect your right to vote in person should you decide to attend the annual meeting.

The telephone and Internet voting procedures are designed to authenticate stockholders’ identities, to allow stockholders to give their voting instructions and to confirm that stockholders’ instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

(4)	You may vote in person at the annual meeting.

We will pass out written ballots to anyone who wants to vote at the annual meeting. However, if you hold your shares in street name, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares that confirms your beneficial ownership of the shares and gives you the right to vote your shares. Holding shares in street name means you hold them through a brokerage firm, bank or other nominee, and therefore, the shares are not held in your individual name.

We encourage you to examine your proxy card closely to make sure you are voting all of your shares in the Company.

What does it mean if I receive more than one proxy card?

You may have multiple accounts at the transfer agent and/or with stockbrokers. Please sign and return all proxy cards or vote electronically using all proxy cards to ensure that all of your shares are voted.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the annual meeting. You may do this by:

•	sending a written notice to the Secretary of the Company, Dr. Peyton Marshall, stating that you would like to revoke your proxy of a particular date;

•	signing another proxy card with a later date and returning it before the polls close at the annual meeting;

•	in the case of a stockholder who may properly vote electronically via the Internet or by telephone, by submitting a later vote using those same methods; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a brokerage firm, bank or other nominee, you must instruct your broker, bank or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the broker, bank or other nominee. If your shares are held in street name, and you wish to attend the annual

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meeting and vote at the annual meeting, you must bring to the annual meeting a legal proxy from the broker, bank or other nominee holding your shares, confirming your beneficial ownership of the shares and giving you the right to vote your shares.

Will my shares be voted if I do not sign and return my proxy card?

If your shares are held in street name, your brokerage firm, under certain circumstances, may vote your shares.

Brokerage firms have authority under the rules of The NASDAQ Stock Market, LLC to vote customers’ unvoted shares on some “routine” matters. The proposals to (a) elect three Class III Directors, and (b) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm are routine matters. If you do not give a proxy to vote your shares, your brokerage firm may either:

•	vote your shares on these routine matters, or

•	leave your shares unvoted.

If a brokerage firm cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or if it is entitled to vote your shares but leaves those shares unvoted, it is called a “broker non-vote.” Brokerage firms will not have the authority to vote customers’ unvoted shares on the proposed amendment to our certificate of incorporation to reduce the number of authorized shares of common stock.

You may have granted to your stockbroker discretionary voting authority over your account. Your stockbroker may be able to vote your shares depending on the terms of the agreement you have with your broker. If you hold your shares in street name and you do not authorize your broker to vote on your behalf, you must request a legal proxy from your stockbroker in order to vote at the annual meeting. We encourage you to provide instructions to your brokerage firm by giving your proxy to your broker. This ensures your shares will be voted at the annual meeting.

If your shares are in your name and you do not sign and return your proxy card or vote electronically via the Internet or by telephone, your shares will not be voted unless you vote in person at the annual meeting.

How are votes counted?

You may vote “for” or “withheld” on approving the election of the Class III Directors and you may vote “for,” “against,” or “abstain” on the other proposals.

How many stockholders are needed either in person or by proxy to hold the annual meeting?

To hold the annual meeting and conduct business, a majority of the Company’s outstanding shares entitled to vote as of April 23, 2007 must be present or represented by proxy at the annual meeting. This is called a quorum.

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Shares are counted as present at the annual meeting if the stockholder either:

•	is present and votes in person at the annual meeting,

•	has properly voted electronically via the Internet or by telephone, or

•	has properly submitted a proxy card.

Broker non-votes and abstentions are counted for purposes of determining whether a quorum exists.

How many votes are required to elect the Class III Directors?

The affirmative vote of the holders of a plurality of the votes cast by stockholders entitled to vote at the election. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast. Votes that are withheld will not be included in the vote tally for election of directors.

How many votes are required to approve the amendment to decrease the number of shares of common stock authorized under the Company’s certificate of incorporation?

A majority of the Company’s outstanding common stock is required to approve the amendment to our certificate of incorporation. Abstentions and broker non-votes will be treated as votes against this proposal.

How many votes are required to ratify the appointment of the Company’s independent registered public accounting firm?

A majority of the shares present or represented at the annual meeting, in person or by proxy, and entitled to vote, excluding broker non-votes. Abstentions will have the effect of a vote against this matter and broker non-votes will have no effect on the results of this vote.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed, except as may be necessary to meet legal requirements.

Where do I find the voting results of the annual meeting?

We will announce preliminary voting results at the annual meeting and will announce the final results in our quarterly report on Form 10-Q for the quarter ending June 30, 2007. We will file that report with the SEC, and you can obtain a copy by calling the SEC at 1-800-SEC-0330 for the location of the nearest public reference room, or through the EDGAR system at www.sec.gov. You can also obtain a copy on our website at www.panacos.com.

Who can help answer my questions?

You can call Dr. Peyton Marshall, our Executive Vice President and Chief Financial Officer and Secretary, at (617) 926-1551, with any questions about proposals described in this proxy statement or how to execute your vote.

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What does “Householding of Annual Disclosure Documents” mean?

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and the Company. It reduces the volume of duplicate information received at your household and helps to reduce the Company’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents this year, but you would prefer to receive your own copy, please contact our transfer agent, American Stock Transfer & Trust Company, by calling their toll free number, 1-800-937-5449.

If you do not wish to participate in “householding” and would like to receive your own set of Panacos’ annual disclosure documents in future years, or, conversely, if you share an address with another Panacos stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•

If your Panacos shares are registered in your own name, please contact our transfer agent, American Stock Transfer & Trust Company, and inform them of your request by calling them at 1-800-937-5449 or writing to them at 6201 15th Avenue, Brooklyn, NY 11219.

•

If a broker or other nominee holds your Panacos shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

VIII

PROPOSAL 1

ELECTION OF DIRECTORS

The Board of Directors has fixed the number of directors for the year ending December 31, 2007 to be at eight. Under our Amended and Restated Certificate of Incorporation, generally referred to in this document as our “certificate of incorporation,” our Board of Directors is divided into three classes. One class of directors is elected each year for a three-year term. The current term of our Class III Directors will expire at the 2007 annual meeting of stockholders. The nominees for Class III Director are Dr. Alan W. Dunton, Mr. Joseph M. Limber and Mr. Robert G. Savage. Each is currently a Class III Director and has consented to be named in this proxy statement and to serve if re-elected. If a nominee is unable to serve, which is not expected, the shares represented by the proxy will be voted for such other candidate as may be nominated by the Board of Directors. On April 12, 2007 Mr. Eric W. Linsley, currently a Class III Director, informed us that due to competing obligations he has decided not to stand for re-election as a director of the Company. On April 13, 2007, Dr. Herbert Hooper, currently a Class II Director, informed us that due to personal time constraints he will resign as a director of the Company as of the close of the 2007 Annual Meeting of stockholders of the Company.

Our Board has determined that the following members of the Board or nominees to the Board qualify as independent under the definition promulgated by the NASDAQ Stock Market: Dr. Laurent Fischer, Mr. R. John Fletcher, Mr. Jeremy Hayward-Surry, Dr. Herbert Hooper, Mr. Irwin Lerner, Mr. Joseph Limber, Mr. Eric Linsley, and Mr. Robert G. Savage. Whether or not Dr. Dunton, Mr. Limber and Mr. Savage are elected by our stockholders at the annual meeting, as of the date of the annual meeting, Panacos will have a majority of independent directors on the Board.

Votes Required to Elect the Directors

The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the election will be required to elect Dr. Dunton, Mr. Limber and Mr. Savage. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name for the election of directors. Broker non-votes will not be counted in determining the shares entitled to vote nor treated as votes cast, and thus, will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” THE NAMED NOMINEES.

Biographical Information

Biographical and certain other information concerning our directors is set forth below:

Class III Nominees for Election to a Three-Year Term Expiring at the 2010 Annual Meeting of Stockholders

Alan W. Dunton, M.D, age 52, has served as our Chief Executive Officer since January 2007. In 2006, Dr. Dunton served as the non-executive chairman of the board of directors of

ActivBiotics, Inc., a privately held biopharmaceutical company. Previously, he was the president and chief executive officer of Metaphore Pharmaceuticals, Inc. from 2003 until 2005, when it merged with ActivBiotics. From 2004 until 2005, Dr. Dunton served as a member of the board of directors of Vicuron Pharmaceuticals until it was acquired by Pfizer, Inc. In 2002, Dr. Dunton served as president, chief operating officer and a director of Emisphere Technologies, Inc., a biopharmaceutical company. From 1994 to 2001, Dr. Dunton was a senior executive in various capacities in the Pharmaceuticals Group of Johnson & Johnson. From 1999 to 2001, Dr. Dunton was president and managing director of The Janssen Research Foundation, a Johnson & Johnson company. From 1998 to 1999, he served as group vice president of global clinical research and development of Janssen. Prior to joining Janssen, Dr. Dunton was vice president of global clinical research and development at the R.W. Johnson Pharmaceutical Research Institute, also a Johnson & Johnson company. Prior to joining Johnson & Johnson, Dr. Dunton held positions in clinical research and development at Syntex Corporation, CIBA-GEIGY Corporation and Hoffmann La Roche Inc. Dr. Dunton also presently serves as a member of the board of directors of the following public companies: Targacept, Inc.; Adams Respiratory Therapeutics, Inc.; MediciNova, Inc.; and a private company, VWR International, which is a wholly owned subsidiary of CDRV Holdings, Inc., which in turn is a wholly owned subsidiary of the public company CDRV Investors, Inc. Dr. Dunton holds a M.D. degree from New York University School of Medicine, where he completed his residency in internal medicine. He also was a Fellow in Clinical Pharmacology at the New York Hospital/Cornell University Medical Center.

Joseph M. Limber, age 54, has served as a director since February 2001. Since December 2003, Mr. Limber has been President and Chief Executive Officer at Prometheus Laboratories, Inc., a specialty pharmaceutical company committed to developing new ways to help physicians individualize patient care. From February 2003 to June 2003, Mr. Limber was a consultant and interim Chief Executive Officer for Deltagen, Inc., a provider of drug discovery tools and services to the bio pharmaceutical industry. Mr. Limber was a director at ACLARA BioSciences, Inc., a developer of assay technologies and lab-on-a-chip systems for life science research from 1998 to 2003. From 1998 to 2002, Mr. Limber was the President and Chief Executive Officer of ACLARA BioSciences, Inc. From 1996 to 1998, Mr. Limber was the President and Chief Operating Officer of Praecis Pharmaceuticals, a biotechnology company focused on the discovery and development of pharmaceutical products. Prior to this position, he served as Executive Vice President of SEQUUS Pharmaceuticals, Inc. Mr. Limber also held management positions in marketing and sales with Syntex Corporation from 1987 to 1992 and with Ciba-Geigy Corporation from 1975 to 1987. Mr. Limber holds a B.A. from Duquesne University.

Robert G. Savage, age 53, has been a director since April 2007. Since May 2003, Mr. Savage has served as President of Strategic Imagery LLC, a consulting company focused on shaping creative solutions to complex issues. From February 2002 to April 2003, Mr. Savage was Group Vice President and President for the General Therapeutics and Inflammation Business of Pharmacia Corporation, a research-based pharmaceutical firm acquired by Pfizer Inc. in April 2003. From September 1996 to January 2002, Mr. Savage held several senior positions with Johnson & Johnson, including Worldwide Chairman for the

Pharmaceuticals Group during 2001, Company Group Chairman responsible for the North America pharmaceuticals business from 2000 to 2001, President, Ortho-McNeil Pharmaceuticals from 1998 to 2000 and Vice President Sales & Marketing from 1996 to 1998. Mr. Savage also serves as a director for Noven Pharmaceuticals, Lead Director for The Medicines Company and is Non-Executive Chairman of the Board of EpiCept Corporation. Mr. Savage received a B.S. in biology from Upsala College and an MBA from Rutgers University.

Class III Director Continuing in Office Until the 2007 Annual Meeting of Stockholders

Eric W. Linsley, age 45, was a director of the former Panacos and has served as one of our directors since March 2005. Mr. Linsley is a Partner with Pappas Ventures, a Research Triangle Park, North Carolina-based venture capital firm that invests nationally in the life science industry. Prior to joining Pappas Ventures in early 2000, Mr. Linsley served as Chief Financial Officer of TriPath Imaging, a NASDAQ-listed medical device company. Prior to this, he served as Chief Financial Officer and Vice President of Operations at AutoCyte until its merger with NeoPath and Neuromedical Systems to form TriPath in 1999. From 1991 to 1997, Mr. Linsley worked as an investment professional with Ampersand Ventures, a venture capital firm based in Boston. Mr. Linsley previously was a management consultant with Bain & Co. and McKinsey & Co. and was a certified public accountant with Arthur Andersen. Mr. Linsley is a director of Emerald BioAgriculture, FlowCardia, Sensys Medical and Signase, all of which are private companies. He received a B.A. in Economics from Trinity College, an M.S. in Accounting from New York University and an MBA from The Wharton School at the University of Pennsylvania.

On April 12, 2007, Mr. Linsley, currently a Class III Director, informed us that due to competing obligations he has decided not to stand for re-election as a director of the Company.

Class I Directors Continuing in Office Until the 2008 Annual Meeting of Stockholders

Irwin Lerner, age 76, has served as a director since September 1996. He is the former Chairman of the Board of Directors, Chairman of the Executive Committee, President and Chief Executive Officer of Hoffmann-LaRoche Inc., having retired in September 1993 after being an employee of that company for over 31 years. Mr. Lerner is the Chairman of the Board of Directors and Interim President and Chief Executive Officer of Medarex, Inc. and serves as a director on the boards of Covance Inc. and Nektar Therapeutics, Inc., all of which are public companies. He served for twelve years on the Board of the Pharmaceutical Manufacturers Association (now PhRMA), including chairing the Association’s FDA Issues Committee and the PMA Foundation. Mr. Lerner has also served on the boards of the National Committee for Quality Health Care, the Partnership for New Jersey and the Center for Advanced Biotechnology and Medicine of Rutgers University. He received his B.S. and MBA degrees from Rutgers University, where he is currently Distinguished Executive-in-Residence at the Rutgers Business School.

Laurent Fischer, M.D., age 43, has served as a director since October 2006. He has been President and CEO of Ocera Therapeutics, Inc., a privately held, clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapeutics for gastrointestinal and liver diseases, since 2005. Prior to Ocera, Dr. Fischer was

President and CEO of Auxeris Therapeutics, Inc. from 2000 to 2005 and President and COO of RXCentric.com, Inc. from 1999 to 2000. Both of these companies were privately held. Dr. Fischer served as Senior Vice President of the Global Virology Franchise at Dupont Pharmaceuticals/Dupont-Merck from 1997-1999 where he launched the non-nucleoside reverse transcriptase inhibitor SUSTIVA for the treatment of HIV. From 1993-1997, Dr. Fischer served as Medical Director for the Virology Group at Hoffman-LaRoche, Ltd. where he was involved in the launch of INVIRASE and developed FORTOVASE, protease inhibitors for the treatment of HIV. He received his M.D. from the University of Geneva, Switzerland. Dr. Fischer has served on the board of directors of the AIDS Healthcare Foundation, the world’s largest provider of AIDS care, since 2001.

Class II Directors Continuing in Office Until the 2009 Annual Meeting of Stockholders

Jeremy Hayward-Surry, age 64, has served as a director since December 1997, as lead director from March 2005 to June 2006 and as Chairman since June 2006. He was the President of Pall Corporation, a global company operating in the fields of filtration, separations and purification, from July 1994 through July 2003 and a member of its Board of Directors from April 1993 through November 2003. Mr. Hayward-Surry was also the Treasurer and Chief Financial Officer of Pall from August 1992 until December 1997 and Executive Vice President of Pall from 1992 to July 1994. Mr. Hayward-Surry is a Fellow of the Institute of Chartered Accountants in England and Wales.

Herbert H. Hooper, Ph.D., age 43, was a director of the former Panacos and has served as one of our directors since the merger of the former Panacos and V.I. Technologies in March 2005. Dr. Hooper is a General Partner at Ampersand Ventures. Prior to joining Ampersand in 2002, Dr. Hooper served as Executive Vice President and Chief Technical Officer of ACLARA BioSciences, a public life sciences company which he founded in 1995. From 1993 to 1995, Dr. Hooper served as a Research Director at Soane Technologies, Inc. From 1990 to 1993, he served in various product and business development positions at Air Products and Chemicals. Dr. Hooper currently serves as Chairman of the Board of RadPharm, Inc. and Magellan BioSciences, Inc., both of which are private life sciences companies. Dr. Hooper also serves on the boards of Assay Designs, Inc., Cequent Pharmaceuticals, IBT Reference Lab, and Medifacts, all of which are private companies. He previously served as a member of the board of directors of ACLARA BioSciences and Cyclis Pharmaceuticals. Dr. Hooper holds a B.S. in Chemical Engineering from North Carolina State University and a Ph.D. in Chemical Engineering from the University of California, Berkeley.

On April 13, 2007, Dr. Hooper, currently a Class II Director, informed us that due to personal time constraints he will resign as a director of the Company as of the close of the 2007 Annual Meeting of stockholders of the Company.

R. John Fletcher, age 61, has served as a director since March 2005. Mr. Fletcher is a founder and Chief Executive Officer of Fletcher Spaght, Inc., a Boston management consulting firm specializing in strategic development for high technology and healthcare companies. He is also managing partner of Fletcher Spaght Ventures, a venture capital fund. Prior to founding his firm in 1983, Mr. Fletcher was a senior member of The Boston

Consulting Group (“BCG”), where he managed engagements relating to corporate and business unit strategies. Before joining BCG, Mr. Fletcher taught international business at The Wharton School of the University of Pennsylvania. Earlier, Mr. Fletcher was a captain and jet pilot in the US Air Force. He holds an M.A. in finance from The Wharton School of the University of Pennsylvania, an MBA from Southern Illinois University, and a B.A. from George Washington University. Mr. Fletcher is a member of the board of directors of AutoImmune Inc., Spectranetics, Inc., and Axcelis Technologies, Inc., all of which are public companies.

Board Committees and Meetings

Meeting Attendance. During the year ended December 31, 2006, our Board of Directors held fourteen meetings, and the various committees of the Board held a total of thirty-four meetings. Mr. Hayward-Surry is our Chairman.

The Board of Directors currently has an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. During the period of each incumbent director’s service to the Company, each incumbent director attended at least 75% of the Board of Directors meetings and meetings of committees of the Board of Directors of which he was a member with the exception of Dr. Hooper who attended 67% of the Nominating and Governance Committee meetings. Members of the Board are encouraged to attend annual meetings of the stockholders. Two directors attended our 2006 Annual Meeting of Stockholders held in June 2006.

Audit Committee. The Audit Committee of our Board of Directors is currently composed of Mr. Hayward-Surry, Mr. Limber and Mr. Lerner, with Mr. Hayward-Surry serving as Chairman, and met seven times in 2006. Our Audit Committee has the authority to retain and terminate the services of our independent registered public accounting firm, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. All members of the Audit Committee satisfy the current independence standards promulgated by the Securities and Exchange Commission and by the NASDAQ Stock Market, as such standards apply specifically to members of audit committees. The Board has determined that Mr. Hayward-Surry is an “audit committee financial expert,” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. The Audit Committee operates under a written charter, adopted by our Board of Directors in 2000 and reviewed, revised and reaffirmed annually, most recently on April 13, 2007. For further information about our Audit Committee, see the “Audit Committee Report” contained herein.

Compensation Committee. The Compensation Committee of our Board of Directors is currently composed of Mr. Lerner, Mr. Linsley, Mr. Limber and Mr. Savage, with Mr. Lerner serving as Chairman, and met six times in 2006. Mr. Lerner, Mr. Limber and Mr. Linsley qualify as independent under the definition adopted by the NASDAQ Stock Market. The Compensation Committee is responsible for the determination of the compensation of our Chief Executive Officer, and conducts its decision making process with respect to that issue without the Chief Executive Officer present. The Compensation Committee’s duties include the administration of our 1998 Director Plan, our 1998 Equity Incentive Plan, our 1999

Supplemental Plan, our Amended and Restated 1998 Employee Stock Purchase Plan and our Amended and Restated 2005 Supplemental Equity Compensation Plan. A description of our processes and procedures for the consideration and determination of executive and director compensation, and of our Compensation Committee’s use of Towers Perrin as a consultant on compensation matters, is included in our Compensation Discussion and Analysis, as set forth elsewhere in this proxy statement.

Nominating and Governance Committee. The Nominating and Governance Committee of our Board of Directors is currently composed of Dr. Fischer, Mr. Fletcher, Dr. Hooper, and Mr. Hayward-Surry, with Mr. Fletcher serving as Chairman, and met twenty-one times in 2006. Dr. Fischer, Mr. Fletcher, Dr. Hooper and Mr. Hayward-Surry qualify as independent under the definition adopted by the NASDAQ Stock Market.

The Nominating and Governance Committee is responsible for: (i) identifying individuals qualified to become members of the Board, and recommending to the Board director nominees for election, (ii) evaluating the composition, organization and governance of the Board, (iii) the annual performance review of the Board, (iv) evaluating and making recommendations for Board committee assignments, (v) overseeing the process of succession planning for the executive officers of the Company, and (vi) the annual review and updating of the Company’s Code of Business Conduct and Ethics. The Nominating and Governance Committee may consider candidates recommended by stockholders, as well as from other sources, such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of our stockholders.

In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to nominate a candidate to be considered for election as a director at the 2008 annual meeting of stockholders using the procedures set forth in the Company’s Amended and Restated By-laws, it must follow the procedures described in “Stockholder Proposals and Nominations For Director” section of this proxy statement. If a stockholder wishes simply to propose a candidate for consideration as a nominee by the Nominating and Governance Committee, it should submit any pertinent information regarding the candidate to the Chairman of the Nominating and Governance Committee by mail c/o Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, MA 02472.

During 2006, following the death of our Chief Executive Officer, Samuel K. Ackerman, the Nominating and Governance Committee also served as the Board Committee coordinating the search process for our new Chief Executive Officer. This search culminated in the hiring in Dr. Dunton, as discussed above.

A copy of the Corporate Governance Guidelines and each of our written Committee Charters are publicly available on our website, www.panacos.com.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at (617) 926-1551. However, any stockholders who wish to address questions regarding our business directly with the Board of Directors, or any individual director, should direct his or her questions in writing to the Chairman of the Board, c/o Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, MA 02472. Communications will be distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of the Board may be excluded, such as:

•	junk mail and mass mailings,

•	resumes and other forms of job inquiries,

•	surveys, and

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

PROPOSAL 2

AMENDMENT OF OUR CERTIFICATE OF INCORPORATION TO DECREASE FROM 550,000,000 SHARES TO 150,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED TO BE ISSUED

The Board of Directors has determined that it is advisable to decrease our authorized common stock from 550,000,000 shares to 150,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our certificate of incorporation effecting the proposed decrease. The full text of the proposed amendment to our certificate of incorporation is attached to this proxy statement as Appendix A.

As of April 5, 2007, 53,093,850 shares of our common stock were issued and outstanding (excluding treasury shares) and 8,928,204 shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans. Accordingly, a total of 926,411 shares of common stock are available for future issuance.

We are asking for an amendment to our certificate of incorporation to decrease the number of authorized shares from 550,000,000 shares to 150,000,000 shares. Our Board of Directors believes that this decrease is advisable because a reduction in the number of our authorized shares of common stock will result in significantly lower franchise tax due to the State of Delaware, which is the state in which we are incorporated. The State of Delaware imposes a franchise tax on corporations that are incorporated under the laws of that state, and the franchise tax is calculated using a corporation’s authorized shares of common stock as part of the calculation. The amount of this tax will be decreased if we reduce the number of our authorized shares of common stock. We believe that having 150,000,000 authorized shares will give us sufficient flexibility for corporate purposes for the foreseeable future.

The affirmative vote of a majority of the common stock outstanding and entitled to vote at the annual meeting is required to approve the amendment to our certificate of incorporation to effect the proposed decrease in the number of our authorized shares of common stock. Proxies solicited by the Board will be voted in favor of the amendment to our certificate of incorporation unless a stockholder does not vote or indicates otherwise on the proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of internal control over financial reporting for the year ending December 31, 2007. Our Board of Directors recommends that our stockholders vote for ratification of such appointment. A representative of KPMG LLP will be present at the meeting and will be available to respond to appropriate stockholders’ questions and to make a statement if he or she desires to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

The submission of this matter to our stockholders at the annual meeting is not required by law or by our Amended and Restated By-laws. The Board of Directors is nevertheless submitting it to the stockholders to ascertain their views. If this proposal is not approved at the annual meeting by the affirmative vote of holders of a majority of the shares present or represented and entitled to vote at the meeting, the Audit Committee intends to reconsider its appointment of KPMG LLP as the Company’s independent registered public accounting firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to beneficial ownership of our shares of common stock as of April 5, 2007: (i) by each person (or group of affiliated persons) who we know to own beneficially more than five percent of our outstanding shares of common stock; (ii) by the individuals named in the Summary Compensation Table on page 23 hereof; (iii) by each of our directors and director nominees; and (iv) by all of our current directors and executive officers as a group. As of April 5, 2007, we had 53,093,850 shares of common stock outstanding. Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them.

Name and Address of Beneficial Owner*	Beneficially Owned Shares Number (1)	Percent of Class
OrbiMed Advisors LLC(2)	3,488,200	6.6%
767 Third Avenue, 30th Floor
New York, New York 10017

OZ Management LLC(3)	2,822,659	5.3%
9 West 57th Street, 39th Floor
New York, NY 10019

Named Executive Officer and Directors
Alan W. Dunton, M.D.(4)	55,832	**%
Graham P. Allaway, Ph.D.(5)	893,958	1.7%
Peyton J. Marshall, Ph.D.(6)	456,765	**%
Frederick Schmid, DVM, MBA(7)	106,247	**%
Laurent Fischer, M.D.(8)	—	**%
R. John Fletcher(9)	275,750	**%
Jeremy Hayward-Surry(10)	38,880	**%
Herbert H. Hooper, Ph.D.(11)	31,449	**%
Irwin Lerner(12)	33,658	**%
Joseph M. Limber(13)	30,780	**%
Eric W. Linsley(14)	1,846,567	3.5%
Robert G. Savage(15)	12,920	**%
Robert B. Pelletier, CPA, MBA(16)	22,884	**%
Samuel K. Ackerman, M.D. & Estate(17)	1,386,325	2.6%
All current directors and executive officers as a group (13 persons)(18)	3,851,554	7.1%

*	Address provided for beneficial owners of 5% or more of the outstanding common stock only.

**	Indicates less than one percent.

(1)	Beneficial ownership of common stock is determined in accordance with the rules of the Securities and Exchange Commission, and includes shares for which the holder has sole or shared voting or investment power. Shares of our common stock subject to options or warrants currently exercisable or which become exercisable within 60 days of April 5, 2007 are deemed to be beneficially owned by the person holding such options or warrants and outstanding and, in accordance with the rules of the Securities and Exchange Commission, are included for purposes of computing the percentage ownership of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage ownership of any other person.

(2)	This information is based solely on a Schedule 13G filed by Orbimed Advisors, LLC with the Securities and Exchange Commission on February 13, 2007.

(3)	This information is based solely on a Schedule 13G filed by OZ Management, LLC with the Securities and Exchange Commission on January 29, 2007.

(4)	Consists of 55,832 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(5)	Consists of 201,729 shares of common stock owned, 60,000 shares of restricted stock vesting within 60 days of April 5, 2007 and 632,229 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(6)	Consists of 35,000 shares of common stock owned and 421,765 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(7)	Consists of 106,247 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(8)	Dr. Fischer joined the Board of Directors on October 25, 2006.

(9)	Consists of 225,000 shares of common stock issuable upon the exercise of outstanding warrants exercisable for held by Fletcher Spaght Ventures, LP and 22,500 shares of common stock issuable upon the exercise of outstanding warrants exercisable and 28,250 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007 held by Fletcher Spaght Venture Partners LLC. Mr. Fletcher is the Chief Executive Officer of Fletcher Spaght, Inc. Mr. Fletcher disclaims beneficial ownership of shares held by any of these entities, except to the extent of his pecuniary interest therein.

(10)	Consists of 8,480 shares of common stock and 30,400 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(11)	Dr. Hooper holds 3,199 shares of common stock and 28,250 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007. Dr. Hooper has assigned the economic benefits of his outstanding stock options to Ampersand 1999 Limited Partnership and Ampersand 1999 Companion Fund Limited Partnership.

(12)	Consists of 3,258 shares of common stock and 30,400 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(13)	Consists of 980 shares of common stock and 29,800 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(14)	Consists of (i) 2,754 shares of common stock held by Mr. Linsley (ii) 1,763,305 shares of common stock and warrants exercisable for 28,125 shares of common stock held by A.M. Pappas Life Science Ventures I, L.P. and (iii) 0 shares of common stock held by A.M. Pappas Life Science Ventures I, L.P.’s general partner, AMP&A Management, LLC. AMP&A Management, LLC is managed by Pappas Ventures. Pappas Ventures may be deemed a beneficial owner of these securities. Pappas Ventures owns 20,000 shares of common stock. Also consists of 32,383 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007, held directly by Pappas Ventures. Mr. Linsley, a member of our Board of Directors, is a Partner with Pappas Ventures. Mr. Linsley disclaims beneficial ownership of shares held by any of the above-listed entities, except to the extent of his pecuniary interest therein.

(15)	Mr. Savage joined the Board of Directors on April 13, 2007. Consists of 10,000 shares of common stock held by Mr. Savage directly, 2,400 shares of common stock held in trust accounts for his dependents, and 520 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007.

(16)	Consists of 2,052 shares of common stock and 20,832 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007. Mr. Pelletier served as Principal Accounting Officer from August 2006 until January 2007.

(17)	This information is based on a letter received from the Ackerman Estate on April 2, 2007. Consists of 180,232 shares of common stock and 1,206,093 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 5, 2007. Dr. Ackerman served as Chairman and Chief Executive Officer until his sudden and unexpected death in June 2006.

(18)	Consists of 2,051,105 shares of common stock, 60,000 shares of restricted stock vesting within 60 days of April 5, 2007, 1,464,824 shares of common stock issuable upon the exercise of outstanding options exercisable within 60 days of April 25, 2006, and warrants exercisable for 275,625 shares of common stock. This aggregate also includes individuals who were appointed as executive officers on April 13, 2007.

ADDITIONAL INFORMATION

Executive Officers and Senior Management

Officers are elected annually by our Board of Directors and serve at the discretion of the Board of Directors. The following section describes members of our management who are not also directors, whose biographies appear above under “Proposal 1—Election of Directors.”

Graham P. Allaway, Ph.D., age 51, has served as our Chief Operating Officer since May 3, 2005 and as our President since July 11, 2006. Prior to the merger between V.I. Technologies and the former Panacos in March 2005, Dr. Allaway was Chief Operating Officer of the former Panacos. He was founding Chief Executive Officer and President of the former Panacos on its formation in 1999 until 2003. Prior to founding the former Panacos, Dr. Allaway was Senior Vice-President for Drug Discovery at Boston Biomedica Inc., which he joined in 1998. Prior to this, Dr. Allaway was Chief Executive Officer of Manchester Biotech (United Kingdom) from 1997 to 1998. From 1990 to 1997, Dr. Allaway held various positions at Progenics Pharmaceuticals, Inc. in Tarrytown, New York. Dr. Allaway received his M.A. in Zoology from the University of Oxford and his Ph.D. in Virology from the University of London. He then held research fellowships at Memorial University in Newfoundland, Canada and at the National Institutes of Health in Bethesda, Maryland before entering industry.

Tom Lategan, D.Phil., age 48, has served as our Vice President of Regulatory Affairs since February 2007. Before joining Panacos, Dr. Lategan was Vice President, Regulatory Affairs for Actelion Pharmaceuticals US Inc. In this role, he was responsible for the regulatory strategy for Actelion’s development products and projects. While at Actelion, Dr. Lategan compiled and submitted the successful New Drug Application (NDA) for TRACLEER in the U.S. and Canada, and managed subsequent interaction with the FDA, including panel review, package insert negotiation, and promotional material review. Also at Actelion, he drove the approval of ZAVESCA in the U.S. after an unsuccessful application by a previous sponsor. Prior to Actelion, Dr. Lategan was Vice President, Regulatory Affairs at The Medicines Company, where he was responsible for the NDA and other regulatory submissions for ANGIOMAX in the U.S., E.U., and Canada. Earlier in his career, Dr. Lategan held positions of increasing responsibility in regulatory and clinical product information at Hoffmann-La Roche. Dr. Lategan received his education in the United Kingdom. His doctorate in Pharmacology is from the University of Oxford and his bachelor’s degree is from the University of Aberdeen.

Peyton J. Marshall, Ph.D., age 52, has served as our Executive Vice President and Chief Financial Officer since August 2005 and served as Acting Chief Executive Officer from June 2006 until January 2007. Prior to joining Panacos, Dr. Marshall served as Senior Vice President, Finance and Administration and Chief Financial Officer of EPIX Pharmaceuticals, Inc. from November 2002 until July 2005. Prior to joining EPIX, Dr. Marshall was Chief Financial Officer of The Medicines Company from 1997 until 2002. From 1995 to 1997, Dr. Marshall was a Managing Director and head of European Corporate Financing and Risk Management Origination at Union Bank of Switzerland, an investment banking firm. From

1986 to 1995, Dr. Marshall held various investment banking positions at Goldman Sachs and Company, an investment banking firm, including head of European product development from 1987 to 1993 and Executive Director, Derivatives Origination from 1993 to 1995. From 1981 to 1986, Dr. Marshall held several product development positions at The First Boston Corporation, an investment banking firm, and was an Assistant Professor of Economics at Vanderbilt University. Dr. Marshall holds an A.B. in economics from Davidson College and a Ph.D. in economics from the Massachusetts Institute of Technology.

David E. Martin, Pharm.D., MBA, age 40, has served as our Senior Vice President, Drug Development since the merger between V.I. Technologies and the former Panacos in March 2005. Prior to the merger, Dr. Martin was the Senior Vice President, Drug Development of the former Panacos since 2001. Prior to joining the former Panacos, Dr. Martin held the positions of Director, Clinical Pharmacology and Associate Director, Clinical Pharmacology at Bristol-Myers Squibb (formerly Dupont Pharmaceuticals), which he joined in 1999. Prior to this, Dr. Martin was Assistant Director, Virology Clinical Development at PharmaResearch Corporation from 1997 to 1999. From 1994 to 1997, Dr. Martin held various positions at SmithKline Beecham Pharmaceuticals. Dr. Martin received his Doctor of Pharmacy from the University of Southern California, then completed his Residency at USC School of Pharmacy and a Fellowship at The University of North Carolina at Chapel Hill and Glaxo, Inc. Dr. Martin received his Masters of Business Administration in Pharmaceutical Marketing from St. Joseph’s University.

Scott McCallister, M.D., age 45, has served as our Chief Medical Officer since November 2006. Prior to joining Panacos, Dr. McCallister was Bristol Myers Squibb’s (BMS) Director of Virology, Global Medical Affairs from July 2005 to November 2006. In this role he was responsible for the global medical strategy of atazanavir, as well as the review and approval of other virology protocols at BMS. Prior to his experience at BMS, Dr. McCallister held positions of increasing responsibility at Boehringer Ingelheim Pharmaceuticals from August 2000 to July 2005, leading the clinical program and regulatory review process for APTIVUS, beginning in Phase 2 clinical trials and ending in the successful approval of APTIVUS for the treatment of HIV in treatment-experienced patients. Dr. McCallister is a board certified Infectious Disease specialist with extensive experience caring for people with HIV, prior to serving at Boehringer Ingelheim. He received his Bachelors degree from UCLA and his medical degree from St. George’s University School of Medicine.

Robert B. Pelletier, CPA, MBA, age 54, has served as our Vice President, Finance since August 2006, and served as our Acting Principal Accounting Officer from August 2006 until January 2007. From March 2003 to August 2006, Mr. Pelletier was at EPIX Pharmaceuticals, where most recently he served as Executive Director, Finance and Principal Accounting Officer. From July 2000 to March 2003, Mr. Pelletier was Senior Director of Finance at The Medicines Company. Prior to July 2000, Mr. Pelletier spent over nine years as Controller and subsequently Vice President of Finance at AverStar Inc., a software company that provided engineering and software services, products/tools and integrated system solutions to government and commercial customers, and 11 years at Textron, Inc. in various accounting and finance roles. Mr. Pelletier holds a BS in Accounting from the University of Rhode Island, an MBA from Bentley College and is a Certified Public Accountant.

John D. Richards, D.Phil., age 50, has served as Panacos’ Vice President, Manufacturing Operations since February 2006. Prior to joining Panacos, Dr. Richards was a Vice President at The Medicines Company, with responsibility for product manufacturing and quality. Since 1997 he was a key member of The Medicines Company’s management team that developed and launched Angiomax® (bivalirudin) in the US and oversaw the release and distribution of the drug in 35 countries internationally. From 1993 until he joined The Medicines Company in October 1997, Dr. Richards was Director of Process Development and Manufacturing at Immulogic Pharmaceutical Corporation. From 1989 to 1993, Dr. Richards was a Technical Manager at Zeneca PLC, a pharmaceutical company, where he developed and implemented processes for the manufacture of pharmaceutical active intermediates. In 1986, Dr. Richards helped establish Cambridge Research Biochemicals, a manufacturer of products for pharmaceutical and academic customers. Dr. Richards holds an M.A. and a D.Phil. in organic chemistry from the University of Oxford, United Kingdom, and has carried out post-doctoral research work at the Medical Research Council’s Laboratory of Molecular Biology in Cambridge, United Kingdom.

Frederick Schmid, DVM, MBA, age 50, has served as our Senior Vice President, Commercial Operations and Business Development, since May 2006. Dr. Schmid has held leadership positions in HIV sales and marketing since 1997, most recently as Vice President, Sales and Marketing for Virology/HIV at Roche Laboratories. In this role, he was responsible for all aspects of Roche’s U.S. HIV franchise, leading a team of 135 sales and marketing personnel. Prior to this role, Dr. Schmid was Executive Director of HIV Marketing at GlaxoSmithKline, with responsibility for business planning, business development, and all aspects of product marketing and reimbursement. Dr. Schmid joined Glaxo in 1991 and held roles in sales and sales management, marketing, and global commercial strategy, primarily in the HIV and oncology areas. Dr. Schmid holds a DVM from Iowa State University College of Veterinary Medicine and an MBA from The University of North Carolina at Chapel Hill.

There are no family relationships between any director, executive officer, or person nominated or chosen by us to become a director or executive officer.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The primary goals of our executive compensation program are to attract, retain and motivate the best possible executive talent. Our executive compensation program is designed to be linked closely to corporate performance and stockholder interests. To this end, we have developed an overall compensation strategy and specific compensation plan that tie a very significant portion of executive compensation to the Company’s success in meeting specified performance goals. In addition, through the use of stock options, we seek to link part of each executive’s compensation to the performance of the Company’s stock. The objectives of this approach are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals of the Company’s business strategy, to align executive and stockholder interests through equity-based plans and to provide a compensation package that is competitive with companies that we believe to be our peers and that recognizes individual contributions, as well as overall business results.

Management develops compensation plans by utilizing publicly available compensation data and subscription-based compensation survey data, such as the Radford Biotechnology Survey, for national and regional companies in the biopharmaceutical industry. We believe that the practices of this group of companies provide us with appropriate benchmarks because these companies have a similar therapeutic focus, have similar organizational structures, are at a similar stage of development, have similar operational and financial goals, have comparable market capitalization and tend to compete with us for executives and other employees. As an integral part of the process of benchmarking executive compensation, we typically review the compensation data we have collected from the complete group of companies, as well as a subset of the data from those companies that we believe to be more directly comparable to us in terms of activities, size, stage of development and market capitalization.

As part of our February 2006 assessment of executive officer and director compensation, some of the companies whose compensation data we reviewed included the following:

Anadys Pharmaceuticals Inc.	InterMune Inc.
Ariad Pharmaceuticals Inc.	Progenics Pharmaceuticals Inc.
Coley Pharmaceutical Group Inc.	Rigel Pharmaceuticals Inc
Cubist Pharmaceuticals Inc.	Tanox Inc.
Human Genome Sciences Inc.	Trimeris Inc.
Idenix Pharmaceuticals Inc.	Vertex Pharmaceuticals Inc.
Incyte Corporation	ViroPharma Inc.

Our Compensation Committee is currently composed of four independent, disinterested directors who are not employees of the Company. Our Compensation Committee reviews and approves the framework for all compensation and benefit programs of the Company and also reviews and determines the actual compensation of the Company’s directors and executive officers, as well as all equity compensation grants, performance-based stock options and both long-term and short-term cash incentive awards to all key employees. Based on management’s analyses and recommendations, the Compensation Committee has approved a pay-for performance compensation philosophy and framework, which is intended to bring base salaries and bonuses in line with those at or below the fiftieth percentile of similar companies and which is intended to bring equity-based compensation in line with the seventy-fifth percentile of similar companies. Our Compensation Committee periodically engages experienced compensation consultants to help analyze the compensation data of comparable companies and to compare our compensation practices with those of comparable companies. In 2006, our Compensation Committee retained Towers Perrin as a consultant to assess our compensation structure for directors and executive officers.

We work within the framework described above to determine each component of an executive’s initial compensation package based on numerous factors, including:

•	the individual’s specific background and circumstances, including training and prior relevant work experience;

•	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data we review;

•	the demand for and supply of individuals with the individual’s specific expertise and experience at the time of hire;

•	performance goals and other expectations for the position;

•	comparison to other executives within our company having similar levels of expertise and experience; and

•	uniqueness of industry skills.

Our Compensation Committee has also implemented an annual compensation and performance incentive framework, under which annual performance goals are determined and set forth in writing for the Company as a whole and for each individual employee. Annual Company goals are proposed by management and approved by the Board of Directors in the first quarter of each calendar year. These Company goals target the achievement of specific research, clinical, operational, financial and strategic milestones, such as, for 2006, initiating a Phase 2b study for bevirimat in the first half of 2006 and beginning clinical studies with a second generation HIV maturation inhibitor. Individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer approves the goals proposed by other executive officers. The Chief Executive Officer’s individual goals are approved by the Compensation Committee, and are typically the same as the overall goals set for the Company.

Annual salary increases, annual bonuses and annual stock option and restricted stock awards are tied to the achievement of the Company’s goals and to the achievement of individual goals. In determining individual compensation for senior employees, a greater weight is placed on achievement of Company goals. In the fourth quarter of each calendar year the Board determines the Company’s performance in achieving Company goals. Achievement of individual goals is determined for each employee by means of a performance evaluation process by his or her direct supervisor in the fourth quarter of each year. Each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation of the employee based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance and input from others in the Company. This process leads to an overall performance review rating for each individual employee which is included in the determination of individual salary increases, annual bonuses and annual stock option and restricted stock awards.

The Compensation Committee designs and approves the annual compensation framework and makes specific compensation recommendations to the Board of Directors for the Chief Executive Officer, executive officers and senior management. The Board of Directors then approves individual salary increases, bonus awards and stock option and restricted stock awards for the Chief Executive Officer, executive officers and senior management. The Board of Directors also approves the broader framework for salary increases, bonus awards and stock option awards for other employees. Salary increases and bonuses are generally approved prior to year end and annual option grants and restricted stock awards are made at or closely following the first regularly scheduled meeting of the Board of Directors in the new year.

From time to time, an employee’s compensation package may be reconsidered in light of employee promotions, changes in responsibility or the need to retain the employee. Any consequent adjustments in the salary, bonus targets, separation arrangements and option and restricted stock awards for executive officers and members of senior management are made by the Compensation Committee. Any consequent changes to option grants or new option or restricted stock awards for existing employees are made by the Compensation Committee. The Compensation Committee and the Board of Directors also approve all compensation matters related to the Chief Executive Officer. Dr. Samuel K. Ackerman, the Company’s former Chairman and Chief Executive Officer, died suddenly and unexpectedly on June 14, 2006, and as a result many of our executive officers and other employees were asked to assume enhanced responsibilities and temporary assignments until a permanent Chief Executive Officer could be recruited and engaged. Some notable examples of these increased responsibilities from the year were as follows: Peyton J. Marshall, who assumed temporary duties as Acting Chief Executive Officer, Graham P. Allaway, who became President and Chief Operating Officer and Robert B. Pelletier who assumed temporary duties as Acting Principal Accounting Officer.

These examples of adjustments to compensation packages based on changed responsibilities evidence the philosophy discussed above.

Compensation Components

The key elements of the Company’s executive compensation consist of base salary, annual incentive bonuses and stock options.

Base Salary

Base salaries for new executive officers are initially determined by the nature of the responsibilities of the position held and the experience of the individual. In making initial and subsequent determinations regarding base salaries, we consider the individual’s experience and performance as well as generally available information regarding salaries prevailing in the biotechnology industry for comparable companies. Base salaries are reviewed on an annual basis, and executive officers are eligible to receive merit-based salary increases to keep salaries in line with those at comparable companies. Following review in February 2006, our Compensation Committee determined that Dr. Ackerman’s base salary and the base salaries of our other executive officers were commensurate with the base compensation paid to similarly situated officers in comparable companies.

Following the death of Dr. Ackerman, on June 14, 2006, several executive officers received salary increases relating to the increases in responsibilities or temporary assignments that they had assumed. Dr. Allaway, upon his appointment as our President and Chief Operating Officer, received an increase in annual salary from $224,200 to $275,000. Dr. Marshall, following his appointment as our Acting Chief Executive Officer, received an increase in annual salary from $254,400 to $300,000.

In December 2006, our Compensation Committee reviewed salary levels in light of the general compensation philosophy and the 2006 corporate developments described above, and decided to grant merit-based salary increases to our executive officers, effective January 1, 2007, as follows:

Executive Officer	Final 2006 Salary	2007 Salary
Graham P. Allaway, Ph.D.	$275,000	$288,750
Peyton J. Marshall, Ph.D.	$300,000	$315,000
Frederick Schmid, DVM, MBA	$260,000	$266,552
Robert B. Pelletier, CPA, MBA	$200,000	$203,420

In conjunction with Dr. Dunton’s appointment on January 5, 2007 as our Chief Executive Officer, our Board of Directors thanked Dr. Marshall for his service as our Acting Chief Executive Officer and adjusted his compensation package, consistent with his revised duties, by reducing his base annual salary to $275,000.

Annual Incentive Bonus

Our Compensation Committee reviews the Company’s annual performance plan for the ensuing fiscal year in the first quarter of each year and sets specific Company goals and incentive target bonus levels for each individual on the basis of that individual’s responsibility and experience. In 2006, for example, the Compensation Committee and the Board increased bonus targets, as a percentage of salaries, for Dr. Allaway from 30% to 35%, as a result of increased responsibilities as President and Chief Operating Officer, and for Dr. Marshall from 35% to 45%, as a result of his temporary responsibilities as Acting Chief Executive Officer. Executive officers of the Company then have an opportunity to earn a cash payout at a percentage of their individual target bonuses in each fiscal year based on the achievement of objectives by the Company and by the individual. These bonuses are prorated to the extent that the Company achieves a subset of its goals. Our Compensation Committee has complete discretionary authority to award full or partial bonuses or special bonuses for special achievements.

In December 2006, the Board and the Compensation Committee assessed the Company’s performance in 2006 against its objectives, including: initiation of a Phase 2b study of bevirimat in the first half of 2006, completion of enrollment of at least two cohorts in the Phase 2b study, initiation of clinical studies of a second generation maturation inhibitor, identification of a lead candidate HIV fusion inhibitor and completion of 2006 with adequate financial resources to complete Phase 2b studies. The Board and the Compensation

Committee also assessed the Company’s 2006 performance against objectives that were unanticipated or had not been previously specified, including the Company’s success in recruiting new members of senior management and the Company’s ability to adapt and function effectively following the death of its Chief Executive Officer in June 2006. Based on these assessments, the Compensation Committee and the Board decided to award bonuses to executive officers based on Company success at 75% of target for fiscal year 2006. As a result, 2006 cash bonuses were awarded to executive officers at the following levels relative to their target bonus levels:

Executive Officer	Target 2006 Bonus	Actual 2006 Bonus
Graham P. Allaway, Ph.D.	$96,250	$81,813
Peyton J. Marshall, Ph.D.	$113,189	$84,892
Frederick Schmid, DVM, MBA	$57,330	$45,864
Robert B. Pelletier, CPA, MBA	$13,680	$11,628

Stock Options and Restricted Stock

Under the Company’s 1998 Employee Equity Incentive Plan, the 1999 Supplemental Equity Compensation Plan, and the Amended and Restated 2005 Supplemental Equity Compensation Plan, which have each been approved by our stockholders, stock options and restricted stock may be granted to the Company’s executive officers and employees. Our practice is to grant stock options to executives and employees with an exercise price equal to the fair market value of the common stock. Under our option plans, fair market value is defined as the closing price of the Company’s stock on the NASDAQ Global Market on the trading day prior to the grant date.

In January 2006, pursuant to a written consent of our Board of Directors, we granted options to purchase an aggregate of 1,438,900 shares of our common stock to directors and executive officers with an exercise price of $8.27 per share, which was the closing price of our common stock on January 23, 2006. However, one director consent relating to these grants was not received by us until January 26, 2006.

Under the terms of the applicable option plan relating to these grants, the exercise price for these options should have been set using the closing price of our common stock on January 25, 2006, which was $8.75. The setting of the exercise price at the January 23, 2006 closing price was an inadvertent administrative error.

Our options generally vest over four years, although in specific cases we have made executive officer option grants that vest on the basis of the Company’s achievement of specific performance milestones. For example, in July 2006, in connection with Dr. Marshall’s appointment as our Acting Chief Executive Officer, the Compensation Committee and the Board granted Dr. Marshall an option to purchase 200,000 shares with vesting provisions that rewarded Dr. Marshall with greater early vesting to the extent that a new Chief Executive Officer of the Company was appointed within a specified time frame. We have also made grants of restricted stock in specific circumstances to executive officers. For example, in July 2006, in connection with his appointment as our President and Chief Operating Officer, Dr. Allaway was granted 60,000 shares of restricted common stock.

Stock option and restricted stock grants are designed to provide a strong incentive for the creation of stockholder value over the long term, since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years. We make initial grants to new executive officers and employees when they join us, annual grants and grants in specific circumstances. In determining the amount of such grants, we consider the job level of the executive, responsibilities to be assumed in the upcoming year, the individual’s impact on the Company and the individual’s overall performance. After assessment of the Company’s 2006 performance, individual responsibilities and the desire to incentivize employees and executive officers who had demonstrated substantial commitment to the Company during 2006, the Compensation Committee and the Board decided to award annual stock option grants to executive officers and employees for fiscal year 2006 at the first regularly scheduled Board meeting in 2007. As a result, annual grants were made to our executive officers as follows:

Executive Officer	January 24, 2007 Option Grant
Graham P. Allaway, Ph.D.	300,000
Peyton J. Marshall, Ph.D.	125,000
Frederick Schmid, DVM, MBA	75,000
Robert B. Pelletier, CPA, MBA	25,000

Other Compensation

We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance and a 401(k) plan. In particular circumstances, we also provide relocation benefits and utilize cash signing bonuses when certain executive officers and members of senior management join us. For example, under the terms of our employment agreement with Dr. Schmid, we reimburse for specified relocation expenses, including temporary housing, travel expenses and the cost of moving household goods. Under the terms of our employment agreement with Dr. Dunton, we will pay for Dr. Dunton’s relocation expenses and provide him with a managed home sale program, through which the Company will cover the cost of selling his current home. The Company will also reimburse Dr. Dunton for expenses associated with the purchase of a new primary residence, including the cost of two house hunting trips to Massachusetts for Dr. Dunton and his family, customary closing costs on Dr. Dunton’s purchase of a new home in Massachusetts (not to include mortgage points); and the cost of temporary housing located in Massachusetts for up to twelve (12) months at a cost to be mutually agreed upon by Dr. Dunton and the Board of Directors, prior to his moving into his primary residence.

Cash signing bonuses are typically repayable in full or in part to the Company if the recipient voluntarily terminates his or her employment with us in the first or second year of employment. Whether a signing bonus is paid, the amount of any signing bonus and the amount and structure of any relocation benefits is determined on a case-by-case basis as a result of specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses and to create additional incentive for an executive or member of senior management to join us in a situation where there is high market demand. For example, we paid a sign-on bonus of $90,000 to Dr. Schmid in 2006 to assist him with a bonus repayment obligation he had to a previous employer. Under terms of our agreement with Dr. Schmid, his sign-on bonus is repayable to us in whole or in part in the event that Dr. Schmid voluntarily terminates his employment or Panacos terminates him for cause prior to May 15, 2008.

Executive Officer Severance Agreements

Our executive officers are each a party to an agreement with us, which provides for, among other things, a payment equal to the executive’s annual base salary and accelerated vesting of equity grants in the event of a change in control and termination of the executive officer without cause or the resignation of the executive officer for good reason.

Our executive officers are each a party to an agreement with us providing severance benefits upon involuntary termination without cause or voluntary termination with good reason. The benefits include cash severance benefits, continuation of coverage under our health plans, and continued stock option exercisability. For Dr. Allaway, these benefits also include accelerated vesting of options. Receipt of the severance benefits is conditioned upon the eligible officer’s execution of a separation agreement, in a form acceptable to the Company, containing a general release of claims against the Company. The severance period is 12 months for Dr. Dunton and Dr. Allaway, 6 to 12 months for Dr. Marshall and Dr. Schmid, depending on their tenure at the Company and 6 months for Mr. Pelletier.

Compensation Arrangements for Former Chief Executive Officer and Chairman of the Board

On June 14, 2006, our President, Chief Executive Officer and Chairman of the Board, Samuel K. Ackerman, M.D., passed away suddenly after suffering an apparent heart attack. As a result of his death, we recognized a charge of approximately $5.9 million during the quarter ended June 30, 2006. Included in the $5.9 million charge was a non-cash stock compensation charge of approximately $5.4 million related to the accelerated vesting of Dr. Ackerman’s options upon his death pursuant to the terms of his employment agreement with the Company dated May 17, 2005. Also included in the $5.9 million charge were Board approved payments to Dr. Ackerman’s estate and for the benefit of his family. These Board approved payments included $199,770 as salary continuation, $185,500 as bonus paid in January 2007 and total estimated payments of $42,226 to provide Dr. Ackerman’s family with continuing health care benefits for three years following his death.

Compensation Arrangements with Alan Dunton, Chief Executive Officer

Although not an executive officer during 2006, the Company’s new Chief Executive Officer began employment with the Company as of January 5, 2007. The Compensation Committee of the Board of Directors recommended, and the Board of Directors approved, a compensation package for Dr. Dunton that is comprised of:

1. base pay annualized at $400,000, minus customary deductions for federal and state taxes and other requirements, to be paid in accordance with the Company’s usual payroll practices;

2. an annual cash bonus targeted at 50% of Dr. Dunton’s annual base pay, to be paid at the end of each calendar year. The amount of any such annual cash award, which may be less than or greater than the target amount, will be determined at the sole discretion of the Board of Directors, based on the achievement of mutually agreed upon performance goals, and will be based on the Board’s assessment of Dr. Dunton’s performance and the overall performance of the Company and Dr. Dunton’s continued employment with the Company; and

3. an initial option to purchase one million shares of common stock of the Company at fair market value at the time of grant, pursuant to the terms of a stock option agreement. Of the 1,000,000 options, which to the extent permitted by law shall be incentive stock options, 670,000 will become exercisable on a time-based basis at the rate of 1/48th per month beginning on February 5, 2007 and continuing as set forth in the stock option certificate. The remaining 330,000 shares that are subject to the option will vest in 110,000 share increments on specific performance based terms, as established by the Board of Directors and as set forth below, or in full on January 5, 2012. The proposed milestones for the options that are subject to performance based vesting are as follows:

Tranche A, consisting of 110,000 stock options, will vest on the earlier of: (1) January 5, 2012 or (2) the date of the issuance of a press release, approved by the Board of Directors, announcing the initiation of a Phase 3 or pivotal trial of a product of the Company.

Tranche B, consisting of 110,000 stock options, will vest on the earliest of: (1) January 5, 2012 or (2) the date of receipt of at least $50 million in the aggregate of net proceeds to the Company from the sale of equity by the Company on or after January 5, 2007 in one or more financings, or (3) the date of the execution of a commercial collaboration or license agreement for bevirimat that covers at least one of the United States or European Union markets.

Tranche C, consisting of 110,000 stock options, will vest on the earlier of: (1) January 5, 2012 or (2) the date of the filing with the Food and Drug Administration of a New Drug Application for a product of the Company or the date of the filing of a Marketing Authorization Application with the European Medicines Agency for a product of the Company.

Further, the Company will pay for Dr. Dunton’s relocation expenses and provide him a managed home sale program, through which the Company will cover the cost of selling his current home. The Company will also reimburse Dr. Dunton for expenses associated with the purchase of a new primary residence, including the cost of two house hunting trips to Massachusetts for Dr. Dunton and his family, customary closing costs on Dr. Dunton’s purchase of a new home in Massachusetts (not to include mortgage points); and the cost of temporary housing located in Massachusetts for up to twelve (12) months at a cost to be mutually agreed upon by Dr. Dunton and the Board of Directors, prior to his moving into his primary residence.

Dr. Dunton is also entitled, subject to the eligibility requirements of any applicable plans or policies, to participate in all benefits offered by the Company on the same terms as all other executive employees of the Company, including Panacos’ medical, disability and life insurance, dependent care and medical flexible spending plans, 401(k) plan, and paid vacation and holiday time.

Conclusion

Our Compensation Committee believes that our compensation strategy and approach are appropriate and have been designed to motivate our executive officers and employees and contribute to the achievement of both the short-term and long-term financial performance of the Company.

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation paid or accrued during the fiscal year ended December 31, 2006 to each named executive officer.

Following the sudden and unexpected death of our former Chief Executive Officer, Samuel K. Ackerman, M.D., Peyton J. Marshall, Ph.D., our current Executive Vice President and Chief Financial Officer, served as Acting Chief Executive Officer from June 2006 until January 2007. Alan W. Dunton, M.D., our current Chief Executive Officer, was hired in January 2007. Robert B. Pelletier, our current Vice President, Finance, served as our Principal Accounting Officer from his hire in August 2006 until January 2007.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)		All Other Compensation ($)		Total ($)
Graham P. Allaway, Ph.D. President and Chief Operating Officer	2006	249,737	81,813		164,802	301,321		3,939	(3)	801,612

Peyton J. Marshall, Ph.D. Executive Vice President and Chief Financial Officer, Acting Chief Executive Officer as of 12/31/2006	2006	277,173	84,892		—	1,214,423		4,120	(3)	1,580,608

Frederick Schmid, DVM, MBA Senior Vice President, Commercial Operations and Business Development	2006	155,000	135,864	(4)	—	255,905		56,983	(3)(5)	603,752

Robert B. Pelletier, CPA, MBA Vice President, Finance, Acting Principal Accounting Officer as of 12/31/2006	2006	61,539	11,628		—	26,677		817	(3)	100,661

Samuel K. Ackerman, M.D. & Estate Former President, Chief Executive Officer and Chairman	2006	210,699	—		—	6,451,275	(6)	431,907	(3)(6)	7,093,881

(1)	The amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2006, in accordance with FAS 123(R), of the awards granted. See Notes 2 and 3 to our audited consolidated financial statements for the fiscal year ended December 31, 2006 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 13, 2007 (the “Form 10-K”) for details as to the assumptions used to determine the fair value of the stock awards. See also our discussion of stock-based compensation in our Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

(2)

The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards and thus include compensation expense from option awards granted in and prior to 2006. The assumptions used to determine the fair value of the option awards are set forth in notes 2 and 3 to our audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2006, and forfeitures during the fiscal year ended December 31, 2006 are described in note 3 to the Form 10-K for the fiscal year ended December 31, 2006. Our executive officers will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold. See also our discussion of stock-based compensation under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.”

(3)	Represents matching contributions made under our 401(k) plan and the dollar value of premiums paid by the Company with respect to the term life insurance for the executives’ benefit.

(4)	Bonus payments in 2006 for Dr. Schmid include a sign-on bonus of $90,000 which is repayable in whole or in part to Panacos in the event that Dr. Schmid voluntarily terminates his employment or Panacos terminates him for cause prior to May 15, 2008.

(5)	Represents temporary housing and travel expenses of $53,434 for Dr. Schmid’s travel from his home in North Carolina to our offices in Watertown, Massachusetts.

(6)	Included in option awards is a non-cash stock compensation charge related to the accelerated vesting of Dr. Ackerman’s options upon his death, pursuant to the terms of his option grants and employment agreement. Included in other compensation expense are board approved payments of $199,770 for salary continuation from June 2006 until December 2006, a bonus of $185,500 paid in January 2007 and total estimated payments of $42,226 to provide Dr. Ackerman’s family with continuing health care benefits for three years following his death.

GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding grants of equity awards during the fiscal year ended December 31, 2006 held by the executive officers named in the Summary Compensation Table.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)		All Other Option Awards: Number of Securities Underlying Options (#)		Exercise or Base Price of Option Awards ($/sh)	Closing Market Price on Grant Date ($/sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)
Graham P. Allaway, Ph.D.	07/10/06	60,000	(2)	—		—	—	309,600
President and Chief Operating Officer	01/26/06	—		125,000	(3)	8.27	8.67	753,988

Peyton J. Marshall, Ph.D.	07/27/06	—		200,000	(4)	4.92	4.61	681,880
Executive Vice President and Chief Financial Officer, Acting Chief Executive Officer as of 12/31/2006	01/26/06	—		125,000	(3)	8.27	8.67	753,988

Frederick Schmid, DVM, MBA Senior Vice President, Commercial Operations and Business Development	05/15/06	—		400,000	(5)	6.26	6.24	1,634,280

Robert B. Pelletier, CPA, MBA Vice President, Finance, Acting Principal Accounting Officer as of 12/31/2006	08/28/06	—		100,000	(5)	4.84	5.12	312,560

Samuel K. Ackerman, M.D. & Estate Former President, Chief Executive Officer and Chairman	01/26/06	—		860,000	(3)(6)	8.27	8.67	5,187,434

(1)	The Company’s 2005 Supplemental Equity Compensation Plan provides that the exercise price shall be determined by using the fair market value of the Company’s common stock, which is defined under the 2005 Supplemental Equity Compensation Plan as the closing price of the Company’s common stock on the NASDAQ Global Market on the day prior to the grant date.

(2)	Dr. Allaway received 60,000 shares of restricted stock, under the 2005 Supplemental Equity Compensation Plan, upon his promotion to President and Chief Operating Officer in July 2006. These restricted stock shares vest on May 31, 2007.

(3)	These stock options were granted under the 2005 Supplemental Equity Compensation Plan, which is administered by the Compensation Committee. Grants made on January 26, 2006 had exercise prices below fair market value because the exercise prices were inadvertently set as the market value under the 2005 Supplemental Equity Compensation Plan on January 24, 2006, which was prior to the last receipt of a director consent approving these grants. These options vest monthly over 48 months, and expire ten years from the date of grant.

(4)	These stock options were granted under the 2005 Supplemental Equity Compensation Plan, which is administered by the Compensation Committee. These options have an exercise price equal to the fair market value on the date of grant and expire ten years from grant. Dr. Marshall’s option to purchase 200,000 shares of common stock contains certain performance vesting acceleration goals where up to 150,000 shares vesting may be accelerated. If the goals are not achieved within the time specified, the options will vest monthly over 48 months. In April 2007, 125,000 shares were vested due to achievement of certain performance goals and due to the amount of time he served as Acting Chief Executive Officer. The remaining 75,000 shares vest monthly over 60 months starting in January 2007.

(5)	These stock options were granted under the 2005 Supplemental Equity Compensation Plan, which is administered by the Compensation Committee. These options have an exercise price equal to the fair market value on the date of grant, vest monthly over 48 months, and expire ten years from the date of grant.

(6)	These stock options were granted under the 2005 Supplemental Equity Compensation Plan, which is administered by the Compensation Committee. As a result of the death of Dr. Ackerman, the former Chief Executive Officer of Panacos Pharmaceuticals, Inc., in June 2006 these options became fully vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table shows grants of stock options and grants of unvested stock awards on the last day of the fiscal year ended December 31, 2006, including both awards subject to performance conditions and non-performance-based awards, to each of the executive officers named in the Summary Compensation Table.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units That Have Not Vested ($)
Graham P. Allaway, Ph.D.	28,645	96,355	(1)	8.27	01/24/16	60,000	240,600
President and Chief Operating Officer	442,446	141,068	(2)	0.23	06/01/14	—	—
	52,584	—		0.17	01/24/12	—	—

Peyton J. Marshall, Ph.D.	—	200,000	(3)	4.92	07/27/16	—	—
Executive Vice President and	28,645	96,355	(1)	8.27	01/24/16	—	—
Chief Financial Officer, Acting Chief	181,663	363,337	(1)	6.45	08/17/15	—	—
Executive Officer as of 12/31/2006

Frederick Schmid, DVM, MBA	58,332	341,668	(1)	6.26	05/15/16	—	—
Senior Vice President, Commercial
Operations and Business Development

Robert B. Pelletier, CPA, MBA	8,333	91,667	(1)	4.84	08/28/16	—	—
Vice President, Finance, Acting Principal Accounting Officer as of 12/31/2006

Samuel K. Ackerman, M.D. & Estate	860,000	—		8.27	06/14/07	—	—
Former President, Chief Executive	312,365	—		2.65	06/14/07	—	—
Officer and Chairman	71,951	—		0.57	06/14/07	—	—
	200	—		5.70	06/14/07	—	—
	144,475	—		0.23	06/14/07	—	—
	200	—		9.50	06/14/07	—	—
	200	—		13.50	06/14/07	—	—
	200	—		68.00	06/14/07	—	—
	200	—		47.81	06/14/07	—	—

(1)	These stock options vest monthly over 48 months, and expire ten years from grant.

(2)	These stock options vest 70,534 on April 30, 2007 and 70,534 on May 31, 2007.

(3)	In April 2007, 125,000 shares were vested due to achievement of certain performance goals. The remaining 75,000 shares vest monthly over 60 months starting in January 2007.

OPTION EXERCISES AND STOCK VESTED

The following table shows information regarding exercises of options to purchase our common stock and vesting of stock awards held by each executive officer named in the Summary Compensation Table during the fiscal year ended December 31, 2006.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Graham P. Allaway, Ph.D.	227,070	1,709,516	—	—
President and Chief Operating Officer

Peyton J. Marshall, Ph.D.	—	—	—	—
Executive Vice President and
Chief Financial Officer, Acting Chief
Executive Officer as of 12/31/2006

Frederick Schmid, DVM, MBA	—	—	—	—
Senior Vice President, Commercial
Operations and Business Development

Robert B. Pelletier, CPA, MBA	—	—	—	—
Vice President, Finance, Acting Principal
Accounting Officer as of 12/31/2006

Samuel K. Ackerman, M.D. & Estate	706,796	2,991,294	—	—
Former President, Chief Executive
Officer and Chairman

(1)	Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of options because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

PENSION BENEFITS

We do not have any qualified or non-qualified defined benefit plans.

NONQUALIFIED DEFERRED COMPENSATION

We do not have any non-qualified defined contribution plans or other deferred compensation plans.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

We have entered into certain agreements and maintain certain plans that may require us to make certain payments and/or provide certain benefits to named executive officers of Panacos in the event of a termination of employment or a change of control. The following tables summarize the potential payments to each named executive officer assuming that one of the following events occurs. The tables assume that the event occurred on December 31, 2006, the last day of our fiscal year, except for our Chief Executive Officer, Dr. Dunton, which is assumed as of January 5, 2007, his date of hire.

In June 2006, we recorded a compensation charge of approximately $5.9 million, in connection with the sudden and unexpected death of our former Chief Executive Officer, Samuel K. Ackerman, M.D. Included in the $5.9 million charge is a non-cash stock compensation charge of approximately $5.4 million related to the accelerated vesting of Dr. Ackerman’s options upon his death, pursuant to the terms of his option grants and employment agreement and approximately $450,000 for other compensation expenses.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Alan W. Dunton, Panacos’s Chief Executive Officer. Dr. Dunton was hired on January 5, 2007.

Executive Benefits and Payments Upon Termination (1)	Involuntary Or For Good Reason Termination Following Change in Control (2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$400,000	$—	$400,000	$400,000	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration (3)	$120,000	$—	$—	$—	$—	$120,000
Restricted Stock Acceleration	$—	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$—	$—	$—	$—	$—	$—
Post-Term Health Care (4)	$25,769	$—	$25,769	$25,769	$—	$—

Total:	$545,769	$—	$425,769	$425,769	$—	$120,000

(1)	For purposes of this analysis, we assumed the termination date as of January 5, 2007. The executive’s base salary, as of January 5, 2007 was $400,000.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary and prorated target bonus. As of January 5, 2007 there was no accrued bonus.

(3)	Upon involuntary termination or termination for good reason following a change in control, or for death or disability, all stock options fully vest. As consistent with company practice, the strike price of the 1,000,000 options granted to Dr. Dunton on January 5, 2007 were set at the fair market value on the date grant, which is determined as the closing price on the date prior to hire, which was $3.97 per share. Assumes the executive’s date of termination is January 5, 2007 and the price per share of the Company’s stock at the market close on the date of termination is $4.09 per share.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Graham P. Allaway, Panacos’s President and Chief Operating Officer:

Executive Benefits and Payments Upon Termination (1)	Involuntary Or For Good Reason Termination Following Change in Control (2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$275,000	$—	$275,000	$275,000	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration (3)	$533,928	$—	$533,928	$533,928	$—	$—
Restricted Stock Acceleration	$240,600	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$7,919	$7,919	$7,919	$7,919	$7,919	$7,919
Post-Term Health Care (4)	$14,666	$—	$14,666	$14,666	$—	$—

Total:	$1,072,113	$7,919	$831,513	$831,513	$7,919	$7,919

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $275,000 as of December 31, 2006.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options and restricted stock fully vest. Based on his employment/severance agreement dated December 4, 2003 and revised July 10, 2006, for voluntary termination for good reason or involuntary not for cause termination, stock option vesting is accelerated 12 months. Assumes the executive’s date of termination is December 31, 2006 and the price per share of the Company’s stock on the date of termination is $4.01 per share.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Peyton J. Marshall, Panacos’s Executive Vice President and Chief Financial Officer:

Executive Benefits and Payments Upon Termination (1)	Involuntary Or For Good Reason Termination Following Change in Control (2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$300,000	$—	$150,000	$150,000	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration (3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$—	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$912	$912	$912	$912	$912	$912
Post-Term Health Care (4)	$16,189	$—	$8,092	$8,092	$—	$—

Total:	$317,101	$912	$159,004	$159,004	$912	$912

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $300,000 as of December 31, 2006. In 2006 Dr. Marshall’s base salary was increased from $254,400 to $300,000 upon assuming the role of Acting Chief Executive Officer. The Board of Directors subsequently decreased Dr. Marshall’s base salary to $275,000 upon his completion of Acting Chief Executive Officer responsibilities with the hire of Dr. Dunton as Chief Executive Officer on January 5, 2007.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options fully vest. Assumes the executive’s date of termination is December 31, 2006 and the price per share of the Company’s stock on the date of termination is $4.01 per share. At the assumed share price no stock options were exercisable for profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months, resulting from involuntary or for good reason termination following change of control, or 6 months for voluntary termination for good reason or involuntary not for cause termination.

The following table describes the potential payments upon termination or a change in control of Panacos for Dr. Frederick Schmid, Panacos’s Senior Vice President, Commercial Operations and Business Development:

Executive Benefits and Payments Upon Termination (1)	Involuntary Or For Good Reason Termination Following Change in Control (2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$260,000	$—	$130,000	$130,000	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration (3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$—	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$684	$684	$684	$684	$684	$684
Post-Term Health Care (4)	$25,769	$—	$12,882	$12,882	$—	$—

Total:	$286,453	$684	$143,566	$143,566	$684	$684

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $260,000 as of December 31, 2006.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options fully vest. Assumes the executive’s date of termination is December 31, 2006 and the price per share of the Company’s stock on the date of termination is $4.01 per share. At the assumed share price no stock options were exercisable for profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months, resulting from involuntary or for good reason termination following change of control, or 6 months for voluntary termination for good reason or involuntary not for cause termination.

The following table describes the potential payments upon termination or a change in control of Panacos for Mr. Robert B. Pelletier, Panacos’s Vice President, Finance:

Executive Benefits and Payments Upon Termination (1)	Involuntary Or For Good Reason Termination Following Change in Control (2)	Voluntary Termination	Voluntary Termination For Good Reason	Involuntary Not for Cause	For Cause Termination	Death or Disability
Compensation
Base Salary	$200,000	$—	$100,000	$100,000	$—	$—
Annual Bonus	$—	$—	$—	$—	$—	$—
Long Term Incentives
Option Acceleration (3)	$—	$—	$—	$—	$—	$—
Restricted Stock Acceleration	$—	$—	$—	$—	$—	$—
Benefits and Perquisites
Accrued Vacation Pay	$2,245	$2,245	$2,245	$2,245	$2,245	$2,245
Post-Term Health Care (4)	$16,189	$—	$8,092	$8,092	$—	$—

Total:	$218,434	$2,245	$110,337	$110,337	$2,245	$2,245

(1)	For purposes of this analysis, we assumed the executive’s current base salary equal to $200,000 as of December, 31, 2006.

(2)	Based on involuntary termination or termination for good reason within twelve months of a change in control. The executive’s severance benefit is equal to one times base salary.

(3)	Upon involuntary termination or termination for good reason following a change in control, all stock options fully vest. Assumes the executive’s date of termination is December 31, 2006 and the price per share of the Company’s stock on the date of termination is $4.01 per share. At the assumed share price no stock options were exercisable for profit.

(4)	Reflects continued medical and dental benefits during the severance period of 12 months, resulting from involuntary or for good reason termination following change of control, or 6 months for voluntary termination for good reason or involuntary not for cause termination.

DIRECTOR COMPENSATION

In 2006 our policy was to pay to the Chairman of the Board, and the Chairman of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee an annual fee of $20,000, $6,000, $3,000 and $3,000, respectively. Each non-employee Director, in addition to any Chairman fees, receives an annual fee of $15,000. We also pay $2,000 to each non-employee director for attendance at each board meeting and $1,500 for attendance by telephone. If an Audit Committee meeting occurs on a day other than when a Board meeting takes place, we pay a fee of $1,500 to each Audit Committee member, including the Chairman, for attendance at each committee meeting, with a fee of $1,250 for attendance by telephone. We pay a fee of $1,000 to each Compensation Committee and Nominating and Governance Committee member, including the Chairman, for attendance at each committee meeting, whether in-person or by telephone.

All members of the Board of Directors receive reimbursement of expenses associated with their attendance of meetings of the Board of Directors or of any committee of which they are a member.

In addition, non-employee directors are eligible to participate in our 2005 Supplemental Equity Compensation Plan (“Supplemental Plan”) and the 1998 Director Stock Incentive Plan (the “Director Plan”). There are currently 10,369,594 shares and 25,000 shares of common stock reserved for issuance under the Supplemental Plan and Director Plan, respectively. Upon the election of a non-employee director to the board, such director is granted 25,000 options to purchase shares of common stock of Panacos. For grants in 2006, such options become exercisable in equal installments on the first year anniversary, second year anniversary, third year anniversary and fourth year anniversary of the grant date, provided that the optionee is still a director of Panacos on such date. Prior to April 13, 2007, at the first regularly scheduled Board meeting of each calendar year, each non-employee director who is not up for re-election was entitled to receive 15,000 options to purchase shares of common stock of Panacos. Such options become exercisable on the first year anniversary of the date of grant provided that the optionee is still a director of Panacos on such date. Each option has a term of ten years. The exercise price for each option is equal to the closing price for the common stock on the date preceding the date of grant, as reported on the NASDAQ Global Market.

The following table shows the total compensation paid or accrued during the fiscal year ended December 31, 2006 to each of our directors.

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Laurent Fischer	9,271	5,015	14,286
R. John Fletcher	60,500	101,981	162,481
Jeremy Hayward-Surry	91,750	116,930	208,680
Herbert H. Hooper, Ph.D.	56,500	101,981	158,481
Irwin Lerner	57,250	100,232	157,482
Joseph M. Limber	55,750	100,232	155,982
Eric W. Linsley	46,000	100,232	146,232

(1)	The Company’s former Chief Executive Officer and former Chairman of the Board, Dr. Samuel K. Ackerman, M.D., is not included in this table as he was an employee of the Company and thus received no compensation for services as Director. The compensation received by Dr. Ackerman as an employee of the Company is shown in the Summary Compensation Table on page 23.

(2)	The amounts reflect the compensation expense in accordance with FAS 123(R) of these option awards and thus include compensation expense amounts from option awards granted in and prior to 2006. The assumptions used to determine the fair value of the option awards are set forth in notes 2 and 3 to our audited consolidated financial statements included in our Form 10-K for the fiscal year ended December 31, 2006, and forfeitures during the fiscal year ended December 31, 2006 are described in note 3 to the Form 10-K for the fiscal year ended December 31, 2006. Our Directors will not realize the value of these awards in cash unless and until these awards are exercised and the underlying shares subsequently sold. See also our discussion of stock-based compensation in the Form 10-K under “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical Accounting Policies and Estimates.” As of December 31, 2006 each non-employee director has the following member of stock options outstanding: Dr. Fischer, 25,000; Mr. Fletcher, 41,500; Mr. Hayward-Surry, 55,400; Dr. Hooper, 41,500; Mr. Lerner, 42,900; Mr. Limber, 42,300; Mr. Linsley, 40,000. The grant date fair value of stock options granted in 2006 for each non-employee director was: Dr. Fischer $108,160; Mr. Fletcher $90,479; Mr. Hayward-Surry $122,251; Dr. Hooper $90,479; Mr. Lerner $90,479, Mr. Limber $90,479, Mr. Linsley $90,479.

On April 13, 2007 we amended our Director Compensation Policy to make annual option grants to Directors coincide with our annual meeting of stockholders. Our amended policy provides that Directors joining the Board at a date other than the annual meeting date will receive a partial annual grant at the time they join the Board as compensation for the time they will spend as Director prior to the subsequent annual meeting date. In addition, our amended policy provides that vesting of any subsequent Director option grant will be monthly instead of annually over comparable time periods. As part of the transition process to annual Director option grants at annual meeting dates, our amended policy also provides for an annual option grant to our current Directors who received a grant on January 24, 2007 of half of the usual annual option grant, 7,500 shares, at the first Board meeting following the 2007 annual meeting of stockholders. Our amended policy provides that Directors initially appointed to the Board at a date other than the annual meeting of stockholders will receive an annual grant at the time of their appointment of 15,000 shares, or less depending on the time elapsed from the previous annual meeting.

Our April 13, 2007 amendment to our Director Compensation Policy also increased the annual fee payable to the Chairman of each of our Audit Committee, Compensation Committee and Nominating and Governance Committee to $7,500, $5,000 and $5,000, respectively. We believe that this increase in annual committee chairman fees brings our Director compensation structure in line with that of other comparable companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2006.

Plan category	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders:
1998 Director Stock Option Plan	9,600	$29.83	15,200
1998 Equity Incentive Plan	61,350	$24.22	149,978
1999 Supplemental Stock Option Plan	17,085	$5.63	66,495
2005 Supplemental Equity Compensation Plan	5,280,433	$4.86	2,902,716
Equity compensation plans not approved by security holders	—	—	—

Total	5,368,468	$5.12	3,134,389

Indemnification Agreements

On December 20, 2005, the Company’s Board of Directors approved the Company’s entry into indemnification agreements with each of its directors and executive officers. Pursuant to the indemnification agreements, the Company agrees to hold harmless and indemnify its directors and executive officers to the fullest extent authorized or permitted by the provisions of the Company’s Restated Certificate of Incorporation, Amended and Restated Bylaws, and the Delaware General Corporation Law (the “Code”), including for any amounts that such director or officer becomes obligated to pay because of any claim to which such director or officer is made or threatened to be made a party, witness or participant, by reason of such director’s or officer’s service as a director, officer, employee or other agent of the Company.

COMPENSATION COMMITTEE REPORT

The compensation committee of our board of directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the compensation committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in our proxy statement.

MEMBERS OF THE COMPENSATION COMMITTEE:

Irwin Lerner, Chairman

Joseph M. Limber

Eric W. Linsley

Robert G. Savage

AUDIT COMMITTEE REPORT

The Audit Committee is composed of three directors, all of whom satisfy the independence and the financial literacy requirements under the rules of the NASDAQ Stock Market, LLC.

The Audit Committee assists the Board of Directors in overseeing and monitoring the integrity of the Company’s financial statements, the adequacy of the Company’s internal controls and disclosure controls, the independent registered public accounting firm’s qualifications and independence and the performance of the Company’s independent registered public accounting firm. The Audit Committee also appoints our independent registered public accounting firm and pre-approves their compensation. The Audit Committee operates under a written charter, a copy of which is available on our website at www.panacos.com, adopted by our Board of Directors in 2000 and reviewed and reaffirmed annually, most recently on April 13, 2007.

In the course of our oversight of the Company’s financial reporting process, we have (i) reviewed and discussed with management and with KPMG LLP, the Company’s independent registered public accounting firm, the Company’s audited financial statements for the fiscal year ended December 31, 2006, as well as each of the Company’s quarterly financial reports on Form 10-Q during fiscal year 2006, (ii) discussed with KPMG, the matters required to be discussed by Statement on Auditing Standards (“SAS”) No. 61, Communication with Audit Committees, as amended by SAS No. 90, Audit Committee Communications, (iii) reviewed and discussed with management the adequacy of the Company’s internal controls and disclosure controls, (iv) received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (v) discussed with the independent registered public accounting firm any relationships that may impact their objectivity and independence, (vi) considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining their independence, (vii) pre-approved all compensation paid to KPMG for audit services and for non-audit services in fiscal year 2006, and (viii) evaluated the performance of audit services and non-audit services by KPMG during fiscal year 2006.

Based on the foregoing review and discussions, we recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year 2006 for filing with the Securities and Exchange Commission. In addition, the Audit Committee has appointed KPMG LLP, independent registered public accounting firm, to audit our consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal year ending December 31, 2007.

Jeremy Hayward-Surry, Chairman

Irwin Lerner

Joseph M. Limber

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Our Audit Committee reviews and approves in advance all related-party transactions. The Company engaged in no related-person transactions during the year ended December 31, 2006.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Compensation Committee are Messrs. Lerner, Linsley and Limber. No member of the Compensation Committee has at any time been an officer or employee of our company. None of our executive officers serves as a member of the compensation committee or Board of Directors of any other entity which has an executive officer serving as a member of our Board of Directors or Compensation Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Directors, executive officers, and greater than ten percent holders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received or written representations from certain reporting persons, we believe that during 2006 all of the filing requirements under Section 16(a) applicable to our directors, executive officers and ten percent holders were met, except for two late Form 4 reports. Dr. Allaway filed a Form 4 on January 23, 2006 for a stock option exercise on January 17, 2006 and a Form 4 on April 7, 2006 for a stock option exercise on April 4, 2006.

INFORMATION CONCERNING INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The following table summarizes the fees of KPMG LLP, our independent registered public accounting firm, billed to us for each of the last two fiscal years.

	Year Ended December 31,
	2006	2005
Audit Fees(1)	$352,500	$423,074
Audit-Related Fees(2)	12,425	105,900
Tax Fees(3)	8,000	88,000
All Other Fees	—	—

Total	$372,925	$616,974

(1)	Audit Fees consisted of fees billed for services rendered for the audit of the Company’s annual financial statements, review of financial statements included in the Company’s Quarterly Reports on Form 10-Q, and other services normally provided in connection with statutory and regulatory filings.

(2)	Audit-Related Fees consisted of fees billed for due diligence procedures or for accounting research performed.

(3)	Tax Fees consisted of fees billed for tax review and compliance services.

The Audit Committee of our Board of Directors has determined that the rendering of non-audit services by KPMG LLP was compatible with maintaining their independence.

Audit Committee Pre-Approval Policy

As discussed in the Audit Committee Charter, the Audit Committee requires the pre-approval of any audit or non-audit engagement of KPMG LLP. In the event that we wish to engage KPMG LLP to perform accounting, technical, diligence or other permitted services not related to the services performed by KPMG LLP as our independent registered public accounting firm, management of the Company summarizes for the Audit Committee the proposed engagement, the nature of the engagement and the estimated cost of the engagement.

This information is reviewed by our Audit Committee, which evaluates whether the proposed engagement will interfere with the independence of KPMG LLP in the performance of its auditing services. For 2006, all audit and non-audit services were approved by the Audit Committee prior to the commencement of such work by KPMG LLP.

ANNUAL REPORT

Our Form 10-K is available without charge upon request. Requests for copies of the Form 10-K should be sent to Investor Relations Department at Panacos Pharmaceutical, Inc., 134 Coolidge Avenue, Watertown, Massachusetts 02472. The Form 10-K is also available on our website at www.panacos.com.

CODE OF BUSINESS CONDUCT AND ETHICS

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, including our chief executive officer and chief financial and accounting officer. The text of the Code of Business Conduct and Ethics was filed as an exhibit to our 2003 Form 10-K and is available on our web site www.panacos.com. The Code of Business Conduct and Ethics will also be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 134 Coolidge Avenue, Watertown, MA 02472. Disclosure regarding any amendments to, or waivers from, provisions of the code that apply to our directors and principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of The NASDAQ Stock Market, LLC.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Your eligibility as a stockholder to submit proposals, the proper subjects of such proposals and other issues governing stockholder proposals, are regulated by the rules adopted under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

To be considered for inclusion in the proxy statement relating to our 2008 annual meeting of stockholders, the stockholder proposals must be received by the close of business on April 23, 2008. The deadline for notice of a proposal for which a stockholder will conduct his or her own solicitation is the date not less than 50 days nor more than 75 days prior to the annual meeting, unless less than 65 days notice or public disclosure is given, in which case the stockholder’s notice of proposal to us must be received within 15 days after such notice or disclosure is given. If we do not receive notice of any matter to be considered for presentation at the annual meeting within such time, management proxies may confer discretionary authority to vote on the matters presented at the annual meeting by a stockholder in accordance with Rule 14a-4 under the Exchange Act. All stockholder proposals should be marked for the attention of Dr. Peyton J. Marshall, Executive Vice President and Chief Financial Officer, Panacos Pharmaceuticals, Inc., 134 Coolidge Avenue, Watertown, Massachusetts 02472. On request, the Secretary will provide detailed instructions for submitting proposals. SEC rules set forth standards for the exclusion of some stockholder proposals from a proxy statement for an annual meeting.

OTHER MATTERS

Our Board of Directors does not know of any other matter that may come before the annual meeting. If any other matters are properly presented to the annual meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise to act, in accordance with their best judgment on such matters.

Our Board of Directors hopes that stockholders will attend the annual meeting. Whether or not you plan to attend, you are urged to complete, date, sign and return the enclosed proxy in the accompanying envelope or, if your proxy card or voting instruction form so indicates, vote electronically via the Internet or telephone. You are encouraged to vote electronically if you have the option. A prompt response will greatly facilitate arrangements for the annual meeting, and your cooperation will be appreciated. Stockholders of record who attend the annual meeting may vote their shares even though they have sent in their proxies.

By Order of the Board of Directors

Alan W. Dunton, M.D.

Chief Executive Officer

Watertown, Massachusetts

April 30, 2007

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION

OF

PANACOS PHARMACEUTICALS, INC.

It is hereby certified that:

1. The name of the corporation (hereinafter called the “Corporation”) is Panacos Pharmaceuticals, Inc.

2. The Restated Certificate of Incorporation of the Corporation, as amended to date, is hereby further amended by striking out the first paragraph of Article FOURTH in its entirety and substituting in lieu thereof the following:

“FOURTH. The total number of shares of stock which the Corporation shall have the authority to issue is one hundred fifty one million (151,000,000) shares, of which one hundred fifty million (150,000,000) shares will be shares of common stock, par value $0.01 per share (the “Common Stock”), and one million (1,000,000) shares shall be shares of preferred stock, par value $0.01 per shares (the “Preferred Stock”).”

3. The foregoing amendment was adopted in accordance with Section 242 of the General Corporation Law of the State of Delaware.

4. This Certificate of Amendment shall become effective at 5:00 p.m., local time, on June     , 2007.

Signed this [            ] day of June     , 2007.

By:
Name: Alan W. Dunton, M.D. Title: Chief Executive Officer

A-1

PROXY

PANACOS PHARMACEUTICALS, INC.

134 COOLIDGE AVENUE

WATERTOWN, MA 02472

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Dr. Alan W. Dunton and Dr. Peyton J. Marshall and each or either of them as proxies, with full power of substitution and revocation, to represent the signatory hereto and to vote all shares of the common stock of Panacos Pharmaceuticals, Inc., a Delaware corporation (the “Company”), which the undersigned is entitled to vote at the annual meeting of stockholders to be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., One Financial Center, Boston, Massachusetts on June 12, 2007 at 10:00 a.m. local time, or any adjournment thereof. The proxies are being directed to vote as specified on the reverse side, or, if no specification is made, FOR the election of the Class III directors; FOR the amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock, FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007; and in the judgment of each or either of the proxy holder as to any other matter that may properly come before the annual meeting or any adjournment thereof.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

ANNUAL MEETING OF STOCKHOLDERS OF

PANACOS PHARMACEUTICALS, INC.

June 12, 2007

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

ê Please detach along perforated line and mail in the envelope provided. ê

MANAGEMENT RECOMMENDS A VOTE “FOR” PROPOSALS NO. 1, 2 AND 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

				FOR	AGAINST	ABSTAIN
1. To elect the Class III Directors:			2. To approve the amendment to the Company’s certificate of incorporation to reduce the number of authorized shares of common stock.	☐	☐	☐
NOMINEES:
☐	FOR ALL NOMINEES	☐ Dr. Dunton ☐ Mr. Limber
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Mr. Savage	3. To ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007.	☐	☐	☐

☐	FOR ALL EXCEPT (See instructions below)		4. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●			THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.